Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

Stage Stores Third Quarter Results Increase 6.2%

HOUSTON, TX, November 18, 2010 -- Stage Stores, Inc. (NYSE: SSI) today reported that its third quarter results improved 6.2%.  The Company had a net loss of $6.9 million, or $0.18 per share, for the third quarter ended October 30, 2010 versus a net loss of $7.3 million, or $0.19 per share, last year.

For the nine months ended October 30, 2010, net income increased to $5.7 million from $0.9 million last year.  Diluted earnings per share improved to $0.15 this year compared to $0.02 in the prior year period.

The Company also reported that it repurchased approximately 1.7 million common shares in the third quarter for a total of $20.4 million under its $25 million Stock Repurchase Program.

Andy Hall, President and Chief Executive Officer, commented, “The third quarter marked the fourth consecutive quarter in which we achieved improved bottom-line results versus the prior year.  Our results for the quarter keep us on track to meet our fiscal 2010 objectives of growth in sales, operating margin and EPS.”

Mr. Hall continued, “Operationally during the third quarter, we increased the number of Goody’s branded stores to 62 with the addition of eleven new and thirteen rebranded stores.  We continue to be very pleased with the performance of these stores.  In addition, we added two Estee Lauder and two Clinique counters during the period, ending the quarter with 176 and 169 counters, respectively.  We remain on track with the roll out of our markdown optimization tool and with the start-up of our eCommerce platform, which will go live with an initial 800 item selection in time for the holiday shopping period.”

Mr. Hall concluded, “We are now forecasting an increase in comparable store sales for the fourth quarter of 1.0% to 3.0%.  We look forward to providing our customers with exceptional service, selection and value throughout the holiday shopping period.”

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Stage Stores Third Quarter
Results Increase 6.2%
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Fiscal 2010 – Updated Fourth Quarter and Full Year Guidance
The Company anticipates that comparable store sales for the fourth quarter will be in a range of 1.0% to 3.0%.  This compares to its previous guidance for the quarter of flat to a 2.0% increase.  The Company noted that the diluted share count estimates for the fourth quarter and full year have been revised to reflect the effect of the shares repurchased during the third quarter.

4th Quarter 2010:

	4Q 2010 OUTLOOK			4Q 2009
Sales ($mm)	$448	-	$457	$432

Diluted EPS	$0.78	-	$0.81	$0.72

Diluted Shares (m)	37,000			38,446

FY 2010:

	FY 2010 OUTLOOK			FY 2009
Sales ($mm)	$1,465	-	$1,473	$1,432

Diluted EPS	$0.91	-	$0.94	$0.75

Diluted Shares (m)	38,000			38,413

Conference Call Information
The Company will hold a conference call today at 8:30 a.m. Eastern Time to discuss its third quarter results.  Interested parties can participate in the Company’s conference call by dialing 703-639-1161.  Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Company's web site at www.stagestoresinc.com and then clicking on Webcasts, then the webcast link.  A replay of the conference call will be available online until midnight on Friday, November 26, 2010.

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Stage Stores Third Quarter
Results Increase 6.2%
Page - 3

About Stage Stores
Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 789 stores located in 39 states.  The Company operates its stores under the five names of Bealls, Goody’s, Palais Royal, Peebles and Stage.  For more information about Stage Stores, visit the Company’s web site at www.stagestoresinc.com.

Caution Concerning Forward-Looking Statements
This document contains “forward-looking statements”. Forward-looking statements reflect our expectations regarding future events and operating performance and often contain words such as "believe", "expect", "may", "will", "should", "could", "anticipate", "plan" or similar words.  In this document, forward-looking statements include comments regarding the Company’s sales, comparable store sales and EPS outlooks for the fourth quarter of the 2010 fiscal year, as well as for the entire 2010 fiscal year.  Forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") on March 30, 2010, and other factors as may periodically be described in our other filings with the SEC.  Forward-looking statements speak only as of the date of this document.  We do not undertake to update our forward-looking statements.

(Tables to Follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended
	October 30, 2010		October 31, 2009
	Amount	% to Sales (1)	Amount	% to Sales (1)

Net sales	$331,850	100.0%	$324,944	100.0%
Cost of sales and related buying, occupancy
and distribution expenses	255,260	76.9%	251,396	77.4%
Gross profit	76,590	23.1%	73,548	22.6%
Selling, general and administrative expenses	86,827	26.2%	83,222	25.6%
Store opening costs	1,189	0.4%	1,174	0.4%
Interest expense, net of income of $21 and $1, respectively	937	0.3%	1,079	0.3%
Loss before income tax	(12,363)	-3.7%	(11,927)	-3.7%
Income tax benefit	(5,498)	-1.7%	(4,608)	-1.4%
Net loss	$(6,865)	-2.1%	$(7,319)	-2.3%

Basic and diluted loss per share data:
Basic loss per share	$(0.18)		$(0.19)
Basic weighted average shares outstanding	37,362		38,084

Diluted loss per share	$(0.18)		$(0.19)
Diluted weighted average shares outstanding	37,362		38,084

(1) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Thirty-Nine Weeks Ended
	October 30, 2010		October 31, 2009
	Amount	% to Sales (1)	Amount	% to Sales (1)

Net sales	$1,016,911	100.0%	$1,000,247	100.0%
Cost of sales and related buying, occupancy
and distribution expenses	746,276	73.4%	742,019	74.2%
Gross profit	270,635	26.6%	258,228	25.8%
Selling, general and administrative expenses	257,031	25.3%	250,682	25.1%
Store opening costs	3,024	0.3%	2,825	0.3%
Interest expense, net of income of $71 and $77, respectively	2,979	0.3%	3,378	0.3%
Income before income tax	7,601	0.7%	1,343	0.1%
Income tax expense	1,941	0.2%	474	0.0%
Net income	$5,660	0.6%	$869	0.1%

Basic and diluted earnings per share data:
Basic earnings per share	$0.15		$0.02
Basic weighted average shares outstanding	37,998		38,028

Diluted earnings per share	$0.15		$0.02
Diluted weighted average shares outstanding	38,318		38,403

(1) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)

	October 30, 2010	January 30, 2010
	(Unaudited)
ASSETS
Cash and cash equivalents	$45,476	$93,714
Merchandise inventories, net	420,078	306,360
Prepaid expenses and other current assets	29,647	27,095
Total current assets	495,201	427,169

Property, equipment and leasehold improvements, net	326,056	342,001
Intangible asset	14,910	14,910
Other non-current assets, net	17,965	16,351
Total assets	$854,132	$800,431

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$184,171	$100,602
Current portion of debt obligations	13,295	12,726
Accrued expenses and other current liabilities	67,523	69,688
Total current liabilities	264,989	183,016

Long-term debt obligations	28,449	38,492
Other long-term liabilities	101,885	102,877
Total liabilities	395,323	324,385

Commitments and contingencies

Common stock, par value $0.01, 100,000 shares authorized,
56,832 and 56,080 shares issued, respectively	568	561
Additional paid-in capital	512,756	501,800
Less treasury stock - at cost, 20,230 and 18,071 shares, respectively	(315,453)	(288,079)
Accumulated other comprehensive loss	(5,698)	(5,897)
Retained earnings	266,636	267,661
Total stockholders' equity	458,809	476,046
Total liabilities and stockholders' equity	$854,132	$800,431

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Thirty-Nine Weeks Ended
	October 30, 2010	October 31, 2009

Cash flows from operating activities:
Net income	$5,660	$869
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and impairment of long-lived assets	45,953	45,053
Loss on retirements of property, equipment and leasehold improvements	307	-
Deferred income tax (benefits) expense	(86)	662
Tax benefits (deficiency) from stock-based compensation	966	(391)
Stock-based compensation expense	4,842	4,953
Amortization of debt issue costs	224	218
Excess tax benefits from stock-based compensation	(1,936)	(129)
Deferred compensation obligation	65	93
Amortization of employee benefit related costs	320	390
Construction allowances from landlords	5,217	3,543
Changes in operating assets and liabilities:
Increase in merchandise inventories	(113,718)	(64,814)
(Increase) decrease in other assets	(4,495)	2,060
Increase in accounts payable and other liabilities	72,999	74,431
Total adjustments	10,658	66,069
Net cash provided by operating activities	16,318	66,938

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(28,049)	(36,110)
Proceeds from insurance related to property, equipment and leasehold improvements	-	578
Net cash used in investing activities	(28,049)	(35,532)

Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	-	133,225
Payments of revolving credit facility borrowings	-	(133,225)
Proceeds from long-term debt obligations	-	1,585
Payments of long-term debt obligations	(9,474)	(8,805)
Repurchases of common stock	(27,374)	(289)
Proceeds from exercise of stock awards	5,090	891
Excess tax benefits from stock-based compensation	1,936	129
Cash dividends paid	(6,685)	(5,712)
Net cash used in financing activities	(36,507)	(12,201)
Net (decrease) increase in cash and cash equivalents	(48,238)	19,205

Cash and cash equivalents:
Beginning of period	93,714	26,278
End of period	$45,476	$45,483